Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Ambrx Biopharma, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.0001 per share	Rule 457(c) and Rule 457(h)	371,428	$10.47(2)	$3,888,851.16	0.00014760	$573.99

Total Offering Amounts					$3,888,851.16		$573.99

Total Fee Offsets							—

Net Fee Due							$573.99
(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (this “Registration Statement”) shall also cover any additional securities that may be offered or issued in connection with any stock dividend, stock split, recapitalization or other similar transaction

(2)

Estimated solely for the purpose of calculating the registration fee, and is based on the average of the high and low prices for the Registrant as reported on the Nasdaq Global Select Market as of October 5, 2023.